UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2019

CENTERPOINT ENERGY, INC.

(Exact name of registrant as specified in its charter)

Texas	1-31447	74-0694415
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1111 Louisiana Houston, Texas		77002
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 207-1111

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the annual meeting of the shareholders of CenterPoint Energy, Inc. (“CenterPoint Energy”) held on April 25, 2019, the matters voted upon and the number of votes cast for or against, as well as the number of abstentions and broker non-votes as to such matters, were as stated below. The proposals related to each matter are described in detail in CenterPoint Energy’s definitive proxy statement for the annual meeting, which was filed with the Securities and Exchange Commission on March 14, 2019.

Election of Directors (Item 1)

The following nominees for director were elected to serve one-year terms expiring at the 2020 annual meeting of shareholders, with the vote totals as set forth in the table below:

Nominee	For	Against	Abstentions	Broker Non-Votes
Leslie D. Biddle	373,547,719	1,783,586	1,320,215	51,924,804
Milton Carroll	358,695,665	17,154,507	801,348	51,924,804
Scott J. McLean	373,308,385	2,176,293	1,166,842	51,924,804
Martin H. Nesbitt	365,680,136	9,575,952	1,395,432	51,924,804
Theodore F. Pound	368,050,767	7,217,188	1,383,565	51,924,804
Scott M. Prochazka	373,827,386	1,950,450	873,684	51,924,804
Susan O. Rheney	373,226,863	2,127,306	1,297,351	51,924,804
Phillip R. Smith	369,422,429	6,051,846	1,177,245	51,924,804
John W. Somerhalder II	369,321,685	5,944,751	1,385,084	51,924,804
Peter S. Wareing	364,429,481	10,861,236	1,360,803	51,924,804

Ratification of Appointment of Independent Registered Public Accounting Firm (Item 2)

The appointment of Deloitte & Touche LLP as the independent registered public accounting firm for CenterPoint Energy for 2019 was ratified, with the vote totals as set forth in the table below:

For	Against	Abstentions	Broker Non-Votes
396,104,991	30,891,894	1,579,439	0

Advisory Vote on Executive Compensation (Item 3)

The advisory resolution on executive compensation was approved, with the vote totals as set forth in the table below:

For	Against	Abstentions	Broker Non-Votes
349,480,252	24,320,049	2,851,219	51,924,804

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTERPOINT ENERGY, INC.

Date: April 26, 2019	By:	/s/ Jason M. Ryan
Jason M. Ryan
Senior Vice President and General Counsel